Consent


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 24, 1997, in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-11 No. 33-13511) and related prospectus of Charthouse Suites Vacation Ownership, Inc. for the Registration of 150 ownership interests.




Waukesha, Wisconsin                         /s/ Ernst & Young LLP
January 27, 1997